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                                                                   EXHIBIT 10.12


                    VISTA LASER CENTERS OF THE PACIFIC, INC.
                                651 FULTON AVENUE
                          SACRAMENTO, CALIFORNIA 95825


                                   May 9, 1996


J. Robert Griffin, President
Griffin & Reed Eye Care, Inc.
651 Fulton Avenue
Sacramento, CA  95825

     Re:  Agreement In Principle

Dear Dr. Griffin:

     Reference is made to the past discussions between yourself representing Griffin & Reed Eye Care, Inc. ("G&R") and myself representing Vista Laser Centers Of The Pacific, Inc. ("Pacific").

     This letter agreement when executed by all parties, will constitute a binding agreement in principal for: (i) the acquisition by Pacific from G&R of a VISX Star excimer laser (the "Laser"); (ii) the sublease from G&R of medical office space by Pacific; (iii) the purchase by Pacific of certain tenant improvements to the Center; (iv) the purchase by Pacific of certain office furniture and inventory; and (v) reimbursement of certain employee costs.

     The parties hereto acknowledge and agree that more definitive agreements need to be prepared setting forth with greater specificity all of the terms, covenants, representations and conditions of this agreement with respect to the transactions described herein. These agreements include, without limitation, an asset purchase agreement, a real estate sublease and an equipment lease assignment and sublease. The parties agree to complete these agreements in an expeditious manner following the execution of this agreement and in no event more later than 30 days after the closing of the IPO.

     1. ACQUISITION OF LASER. Pacific shall acquire and G&R shall sell all rights, title and interest in the Laser, which are subject to an equipment loan (the "Loan") from a local bank (the "Bank"), by Pacific paying to G&R the sum of $52,500 (the "Laser Payment") and assuming the Loan obligations. The Laser Payment shall be paid to G&R within 2 days of the execution of this agreement. The assumption of the Loan shall commence on June 1, 1996 and after that date Pacific shall bear all of the responsibilities, obligations and liabilities stated in or arising under the Loan. The parties hereto understand that the consent of the Bank to Pacific's assumption of the Loan will be required and they agree to use their reasonable best efforts to persuade the Bank to permit
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J. ROBERT GRIFFIN
MAY 28, 1996
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the assumption of the Loan by Pacific. Pacific may also re- structure or re-finance the Loan with the Bank's consent.

     2. OFFICE SUBLEASE. Effective June 1, 1996 Pacific shall enter into a sublease (the "Sublease") with an affiliate of G&R for approximately 620 square feet of office space presently leased by G&R at 651 Fulton Avenue in Sacramento, California (the "Center"), and this sublease shall provide for Pacific to pay the landlord thereof the following monthly rent: $1.83 per square foot for full service and all costs included. It is the parties' understanding that such a sublease does not require the landlord's consent, but if such consent is required, the parties shall use their reasonable best efforts to obtain that consent as soon as possible.

     3. CENTER IMPROVEMENTS. Pacific shall reimburse G&R for any and all costs and expenses (approximately $37,000) incurred in remodeling or improving the Center (the "Center") and thereby acquire G&R's interest in such lease improvements. Pacific shall make such reimbursement to G&R upon the later of the execution of this agreement or two days after verifiable invoices of such expenses are provided to Pacific by G&R.

     4. OTHER ASSETS PURCHASED. Pacific shall reimburse G&R for any and all expenses (approximately $9,000) incurred in purchasing or remodeling of furniture placed in the Center by G&R or previously ordered for delivery to the Center (the "Furniture") and thereby acquire the Furniture from G&R. Pacific shall reimburse G&R for all of its costs incurred in preparing and producing various marketing material and advertising programs, including a Web site "WWW. Nearsighted. Com" (for $3,000) and the telephone number "1-800-921-2020" (for $5,000) and thereby acquire G&R's rights to these assets. Pacific shall make such reimbursement to G&R for the Furniture and the marketing assets upon the later of the execution of this agreement or two days after verifiable invoices of such expenses are provided to Pacific by G&R.

     5. INVENTORY. Pacific shall purchase from G&R all of the "Pillar Point" laser cards and laser related medical supplies owned by G&R and located at the Center on June 1, 1996 at G&R's costs therefor and thereby acquire such assets from G&R. Pacific shall make such payment to G&R for these inventoried assets two days after verifiable invoices of such asset costs are provided to Pacific by G&R.

     6. EMPLOYEES. Effective June 1, 1996, Pacific shall reimburse G&R for its cost of providing such employees as deemed necessary by Pacific to operate the Center for such hours as requested by Pacific. G&R costs shall include such items as taxes, workmen's compensation insurance, health insurance and vacation pay. G&R shall submit a detailed invoice to Pacific monthly for
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J. ROBERT GRIFFIN
MAY 28, 1996
PAGE 3


such employee costs and Pacific shall pay such invoice within five (5) days of receipt and verification. G&R shall be responsible for the payment of all wages to the employees, and all payroll taxes, workmen's compensation insurance and any other employee related expenses to all applicable federal, state and local governmental agencies.

     7. ADVERTISING AND PATIENT LEADS. The Center will be serviced by G&R and doctors affiliated with G&R in G&R's sole discretion. Pacific shall be responsible for all costs and expenses of advertising for the medical services to be rendered by G&R at the Center after June 1, 1996 and so long as this agreement is in effect. All "leads" on potential patients in the Sacramento and Stockton, California areas (the "Laser Vision Area") resulting from such Pacific advertising will be forwarded to G&R on an exclusive basis for distribution among the doctors servicing the Center.

     8. INDEMNITY. G&R agrees to indemnify, protect, defend and hold Pacific harmless from all claims, expenses, costs and liabilities, including without limitation attorney fees, arising from any of G&R's activities prior to the execution of this agreement. Pacific agrees to indemnify, protect, defend and hold G&R harmless from all claims, expenses, costs and liabilities, including without limitation attorney fees, arising from Pacific's activities prior to the execution of this agreement.

     9. ACCESS AND CONFIDENTIAL INFORMATION. Each party to this agreement will have the right to inspect all of the books and records of the other party prior to the completion of the transactions described herein. Each party to this agreement agrees to keep all of the proprietary information provided to that party by the other party hereto confidential and further agrees to not use such information for its own or any other person's benefit or disclose such information to third parties without the consent of the party supplying the information, unless such party holding the confidential information is legally required to disclose such information. Unless otherwise agreed upon by the parties hereto, each of the parties hereto agrees to maintain the confidentiality of the terms of the transactions contemplated by this agreement.

     10. TERMINATION. This agreement will terminate upon the earlier to occur of
(a) the mutual written agreement of the parties hereto; (b) upon notice by a party hereto of a breach by the other party of any obligation set forth in this agreement; or (c) if the transactions described above are not closed by December 31, 1996, unless the parties agree to extend such date. Within 30 days after the termination of this agreement, G&R shall pay to Pacific all sums paid to it by Pacific pursuant to paragraphs 1, 2, 3, and 4 above, at which time Pacific shall return to G&R all of the assets
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J. ROBERT GRIFFIN
MAY 28, 1996
PAGE 4


acquired pursuant to those paragraphs. G&R shall also purchase all inventoried and ordered medical supplies and "Pillar Point" laser cards owned by Pacific on December 31, 1996. G&R shall assume and become responsible for the Loan and Sublease described in Paragraphs 1 and 2 above, respectively. In the event the Loan and the Sublease are not assumable by G&R at that time, it shall pay to Pacific the sums due under said Loan and Sublease 7 days before such sums are due.

     11. NEGOTIATIONS WITH OTHERS. During the term of this agreement G&R will not negotiate with any other party to sell, lease or sublease its assets described herein and Pacific will not negotiate with any other party to acquire, lease or operate another excimer laser in the Laser Vision Area.

     12. COMPLETE AGREEMENT. This letter agreement is the complete agreement as of the date hereof among the parties with respect to the subject matter described herein and reasonably related thereto and supersedes all prior discussions, arrangements, understandings and agreements. This agreement may only be changed, amended or modified by a written agreement executed by both parties hereto.


     Please indicate your agreement with the foregoing by signing this letter agreement below and returning a signed copy to me as soon as possible. Once signed by you this agreement will be deemed to be in effect and will bind both parties. Once this agreement has been executed by you, both parties shall commence to prepare the definitive documents discussed herein.


                               Very truly yours,

                               VISTA LASER CENTERS OF THE PACIFIC


                            By:____________________________________
                               David P. Bates III, President


Agreed To and Accepted.

                               GRIFFIN AND REED EYE CARE, INC

Date:_____________, 1996
                            By:____________________________________
                               J. Robert Griffin, President
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J. ROBERT GRIFFIN
MAY 28, 1996
PAGE 5

                                    ADDENDUM


         This addendum (the "Addendum") is dated effective as of June 1, 1996, by and between Vista Laser Centers Of The Pacific, Inc. ("Vista") and Griffin and Reed Eye Care, Inc. ("G&R").

         WHEREAS, the parties hereto executed that certain letter agreement dated May 9, 1996, concerning the purchase of certain assets by Vista from G&R (the "Agreement").

         NOW THEREFORE, the parties hereto amend the Agreement as follows:

         1. Because Vista was unable to commence its advertising programs until late June 1996, Vista shall not commence the sublease of the 620 square feet of space at 651 Fulton Avenue in Sacramento, California until July 1, 1996, and G&R shall pay no fees to Vista for using Vista's laser for vision correction procedures during the month of June 1996.

         2. The remainder of the terms of the Agreement shall remain unchanged.


                                   VISTA LASER CENTERS OF
                                     THE PACIFIC, INC.

                             By:_______________________________
                                David P. Bates III, President


                                GRIFFIN AND REED EYE CARE,INC.

                             By:________________________________
                                J. Robert Griffin, President